Exhibit 99.2

For Immediate Release

Contact:                                           Joel S. Marcus

Chairman, Chief Executive Officer & Founder

Alexandria Real Estate Equities, Inc.

(626) 578-9693

ALEXANDRIA REAL ESTATE EQUITIES, INC.

ANNOUNCES PRICING OF PUBLIC OFFERING OF

$425,000,000 OF SENIOR NOTES

PASADENA, CA — February 22, 2017 — Alexandria Real Estate Equities, Inc. (NYSE:ARE) announced today that it has priced a public offering of $425,000,000 aggregate principal amount of 3.95% senior notes due 2028. Goldman, Sachs & Co., Mizuho Securities USA Inc., Scotia Capital (USA) Inc., Evercore Group L.L.C. and TD Securities (USA) LLC are acting as joint book-running managers in connection with the public offering and BB&T Capital Markets, a division of BB&T Securities, LLC, BBVA Securities Inc., BNP Paribas Securities Corp., Capital One Securities, Inc., MUFG Securities Americas Inc., PNC Capital Markets LLC, RBC Capital Markets, LLC, Regions Securities LLC, SMBC Nikko Securities America, Inc. and UBS Securities LLC are acting as co-managers in connection with the public offering.

The notes were priced at 99.855% of the principal amount with a yield to maturity of 3.967%.  The notes will be unsecured obligations of the Company and fully and unconditionally guaranteed by Alexandria Real Estate Equities, L.P., an indirectly 100% owned subsidiary of the Company. The closing of the sale of the notes is expected to occur on or about March 3, 2017, subject to customary closing conditions.

The Company intends to use the net proceeds from this offering for general corporate purposes and for the reduction of the outstanding balance on its unsecured senior line of credit.  The Company may then also borrow from time to time under its unsecured senior line of credit to provide funds for general working capital and other general corporate purposes.  General corporate purposes may include the reduction of the outstanding balances under its unsecured senior bank term loans, repayment of other debt, redemption of preferred stock and selective development or redevelopment of properties.

Alexandria Real Estate Equities, Inc. is an urban office REIT uniquely focused on collaborative life science and technology campuses in AAA innovation cluster locations. Founded in 1994, Alexandria pioneered this niche and has since established a significant market presence in key locations, including Greater Boston, San Francisco, New York City, San Diego, Seattle, Maryland, and Research Triangle Park.

The notes will be offered pursuant to an effective registration statement on Form S-3 that was previously filed with the Securities and Exchange Commission. This press release does not constitute an offer to sell or the solicitation of an offer to buy any of the Company’s notes, nor shall there be any sale of the notes in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

Copies of the prospectus supplement relating to this offering, when available, may be obtained by contacting:  Goldman, Sachs & Co., Prospectus Department, 200 West Street, New York, NY 10282, telephone: 866-471-2526 or by emailing prospectus-ny@ny.email.gs.com; Mizuho Securities USA Inc. at 320 Park Avenue, 12th Floor, New York, NY 10022, Attn: Debt Capital Markets, telephone: 866-271-7403; or Scotia Capital (USA) Inc. at 250 Vesey Street, New York, NY 10281, Attn:  Debt Capital Markets, telephone: 1-800-372-3930.

This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements include, without limitation, statements regarding the Company’s offering of notes and its intended use of the proceeds. These forward-looking statements are based on the Company’s present intent, beliefs or expectations, but forward-looking statements are not guaranteed to occur and may not occur. Actual results may differ materially from those contained in or implied by the Company’s forward-looking statements as a result of a variety of factors, including, without limitation, the risks and uncertainties detailed in its filings with the Securities and Exchange Commission. All forward-looking statements are made as of the date of this press release, and the Company assumes no obligation to update this information. For more discussion relating to risks and uncertainties that could cause actual results to differ materially from those anticipated in the Company’s forward-looking statements, and risks and uncertainties to the Company’s business in general, please refer to the Company’s filings with the Securities and Exchange Commission, including its most recent annual report on Form 10-K.

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